CONSULTING AGREEMENT- McIlhinney III

This Consulting Agreement is by and between Indigo-Energy, Inc., (IEI), a Nevada Corporation located at 701 N. Green Valley Pkwy, Suite 200, Henderson, NV 89074, and Robert McIlhinney, an Individual located at  23 Pebble Valley Dr., Doylestown, PA,18901 (RMI), collectively referred to as “The Parties”.

WHEREAS, IEI is a developer of energy related properties, and

WHEREAS, RMI has various connections, networking contacts, and experience in the development of financial related properties, financial market development, and business strategic planning.

NOW, THEREFORE, in consideration of the mutual covenants provided herein, the Parties agree as follows:

Services.
RMI will perform ongoing duties under the direction of IEI’s President under the following parameters:

1.	Provide consulting services and support for interim fund raising efforts.
2.	Assist in development of the IEI Strategic Marketing and Business Plan.
3.	Handle other duties as assigned by IEI’s management.

Compensation. IEI shall compensate RMI for these services as follows:

1-	Reimbursement for all approved business-related expenses.
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Further, RMI or its assigns shall receive seventy-five thousand (75,000) shares of common stock in IEI, said stock to be restricted by SEC rule 144. Said shares are to be issued within 30 days of signing of this Agreement.

Independent Contractor and No Agency Relationship. RMI shall be compensated as an independent contractor with no employee relationship or agency and principal relationship and shall thereby be responsible for all its own taxes, insurance, licenses and fees and expenses related to its business and this Agreement.

Termination. Either party may terminate this relationship, without cause, after the initial term of the Agreement, with thirty (30) days notice to the other, provided all compensation is current.

Governing Law. This Agreement is being executed under and will be governed by the laws of the State of Nevada.

Term. The term of this Agreement is one-quarter commencing April 15, 2007.

IN WITNESS THEREOF, the Parties have executed this Agreement effective as of the date signed below.

For Indigo-Energy, Inc.

Steve Durdin, President	Date

For Robert McIlhinney

Robert McIlhinney, an individual	Date

SSN Robert McIlhinney

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